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                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in this registration statement of the Metropolitan Bank & Trust Company 401(K) Plan on Form S-8 of our report dated February 12, 1999 on the consolidated financial statements of Metropolitan Financial Corp. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.


                                          /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP

Cleveland, Ohio
May 24, 1999